Exhibit 99.1

Sparton Corporation Shareholders Approve Merger with Cerberus

SCHAUMBURG, IL – March 1, 2019 – Sparton Corporation (“Sparton”) (NYSE:SPA) announced that, at a special meeting of shareholders held today, the shareholders of Sparton approved the proposed acquisition of Sparton by Sparton Parent, Inc. (formerly known as Striker Parent 2018, LLC) (“Parent”), an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), by adopting the previously announced Agreement and Plan of Merger, dated as of December 11, 2018, by and among Sparton, Parent and Striker Merger Sub 2018, Inc., a wholly owned subsidiary of Parent (“Merger Sub”).

The transaction remains subject to customary closing conditions. The parties expect to close the transaction promptly.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 119th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s website may be accessed at http://www.sparton.com/.

About Cerberus

Founded in 1992, Cerberus is a global leader in alternative investing with over $35 billion in assets across complementary credit, private equity, and real estate strategies. Cerberus invests across the capital structure where its integrated investment platforms and proprietary operating capabilities create an edge to improve performance and drive long-term value. Cerberus’s tenured teams have experience working collaboratively across asset classes, sectors, and geographies to seek strong risk-adjusted returns for Cerberus’s investors. For more information about Cerberus’s people and platforms, visit Cerberus at www.cerberus.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (“SEC”). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the merger and related transactions on Sparton’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Parent and Merger Sub, and the risk that the merger agreement with Parent and Merger Sub may be terminated in circumstances that require Sparton to pay a termination fee to Parent; the outcome of any legal proceedings that may be instituted against Sparton related to the merger agreement with Parent and Merger Sub; and the failure to satisfy conditions to completion of the merger with Merger Sub. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Sparton’s ongoing obligations to disclose material information as required by the federal securities laws, Sparton does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Contacts:

Sparton

Institutional Marketing Services (IMS)

John Nesbett / Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com

Cerberus

Torrey Leroy

Cerberus Corporate Communications

646-885-3029

tleroy@cerberus.com